ARTICLES OF INCORPORATION
                                       OF
                           WELDON CAPITAL FUNDS, INC.


FIRST: The undersigned, Rita Kazembe, whose address is One US Bank Plaza, St. Louis, MO 63101, being at least eighteen years of age, acting as incorporator, does hereby form a corporation under the general laws of the State of Maryland.

SECOND: The name of the corporation (which is hereinafter called the "Corporation") is WELDON CAPITAL FUNDS, INC.

THIRD: The Corporation's principal office in the State of Maryland is presently located at c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202. The name and post office address of its resident agent is The Corporation Trust Incorporated, 300 Lombard Street, Baltimore, Maryland 21202. Said resident agent is a Maryland Corporation.

FOURTH: The nature of the business or objects or purposes to be conducted, transacted, promoted or carried on by the Corporation are as follows: To operate and carry on the business of an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and to exercise all powers necessary and appropriate to the conduct of such business. To subscribe for, invest in, purchase or otherwise acquire, own, hold, sell, exchange, pledge or otherwise dispose of, securities of every nature and kind, including, without limitation, all types of stocks, bonds, debentures, notes, mortgages, mortgage-backed securities, asset-backed securities, repurchase agreements, derivative securities, other investment companies, exchange-traded funds, cash or other securities or obligations or evidences of indebtedness or ownership issued or created by any and all persons, associations, agencies, trusts or corporations, public or private, whether created, established or organized under the laws of the United States, any of the States, or any territory or district or colony or possession thereof, or under the laws of any foreign country, and also foreign and domestic government and municipal obligations, bank acceptances, and commercial paper; and any options, certificates, receipts, warrants, futures contracts or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interest therein or in any property or assets; to pay for the same in cash or by the issuance of stock, bonds or notes of this Corporation or otherwise; and while owning and holding any such securities, to exercise all the rights, powers and privileges of a stockholder or owner, including, and without limitation, the right to delegate and assign to one or more persons, firms, associations or corporations the power to exercise any of said rights, powers and privileges in respect of any such securities; to borrow money or otherwise obtain credit and, if required, to secure the same by mortgaging, pledging or otherwise encumbering as security the assets of this Corporation; to apply for, obtain, purchase or otherwise acquire, any patents, copyrights, licenses, trademarks, trade names and the like, which may seem capable of being used for any of the purposes of the Corporation; and to use, exercise, develop, grant licenses in respect of, sell and otherwise turn to account, the same. To engage in any lawful act or activity for which corporations may be organized under the General

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Corporation Law of Maryland;  and to have all the powers of a corporation under the applicable Corporation laws, as in effect from time to time, of the State of Maryland.

FIFTH: (a) The total number of shares of capital stock which the Corporation is authorized to issue is five million shares of common stock of the par value of one cent ($.01) per share and having an aggregate par value of $50,000. The Board of Directors shall have the power to separate the shares of the Corporation's capital stock into one or more classes of stock, to set or change in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of such class or classes, provided, however, that the approval of the majority of the holders of issued stock of a class shall be required to change the rights of such class of stock.

     (b) The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the capital stock of the Corporation. All of such shares are initially classified as "Common Stock."

                (1) Each share of Common Stock shall entitle the holder thereof to one vote, and, except as otherwise provided in respect of any class of stock hereafter classified or reclassified, the exclusive voting power for all purposes shall be vested in the holders of the Common Stock. There shall be no right to cumulative voting in election of directors.

                (2) Subject to the provisions of law and any preferences of any class of stock hereafter classified or reclassified, dividends may be paid on the Common Stock of the Corporation at such time and in such amounts as the Board of Directors may deem advisable.
                (3) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the Common Stock shall be entitled, after payment or provision for payment of the debts and other liabilities of the corporation and the amount to which the holders of any class of stock hereafter classified or reclassified having a preference on distributions in the liquidation, dissolution or winding up of the Corporation shall be entitled, together with the holders of any other class of stock hereafter classified or reclassified not having a preference on distributions in the liquidation, dissolution or winding up of the Corporation, to share ratable in the remaining net assets of the Corporation.

     (c) Subject to the foregoing and to the provisions of the 1940 Act, the power of the Board of Directors to classify and reclassify any of the shares of capital stock shall include, without limitation, subject to the provisions of the charter, authority to classify or reclassify any unissued shares of such stock into a class or classes of preferred stock, preference stock, special stock or other stock, and to divide and classify shares of any

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     class into one or more series of such class, by determining, fixing, or altering one or more of the following:

                (1) The distinctive designation of such class or series and the number of shares to constitute such class or series; provided that, unless otherwise prohibited by the terms of such or any other class or series, the number of shares of any class or series may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such class or series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any class or series which have been redeemed, purchased, otherwise acquired or converted into shares of Common Stock or any other class or series shall become part of the authorized capital stock and be subject to classification and reclassification as provided in this Section.

                (2) Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such class or series, whether any such dividends shall rank senior or junior to or on a parity with the dividends payable on any other class or series of stock, and the status of any such dividends as cumulative, cumulative to a limited extent or non-cumulative and as participating or non-participating.

                (3) Whether or not shares of such class or series shall have voting rights, in addition to any voting rights provided by law and, if so, the terms of such voting rights.

                (4) Whether or not shares of such class or series shall have conversion or exchange privileges and, if so, the terms and conditions thereof, including provision for adjustment of the conversion or exchange rate in such events or at such times as the Board of Directors shall determine.

                (5) Whether or not shares of such class or series shall be subject to redemption and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates; and whether or not there shall be any sinking fund or purchase account in respect thereof, and if so, the terms thereof.

                (6) The rights of the holders of shares of such class or series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation, which rights may vary depending upon whether such liquidation, dissolution or winding up is voluntary or involuntary and, if voluntary, may vary at different dates, and whether such rights shall rank

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                    senior or junior to or on a parity with such rights of any other class or series of stock.

                (7) Whether or not there shall be any limitations applicable, while shares of such class or series are outstanding, upon the payment of dividends or making of distributions on, or the acquisition of, or the use of moneys for purchase or redemption of, any stock of the Corporation, or upon any other action of the Corporation, including action under this Section, and, if so, the terms and conditions thereof.

                (8) Any other preferences, rights, restrictions, including restrictions on transferability, and qualifications of shares of such class or series, not inconsistent with law and the charter of the Corporation.

     (d) For the purposes hereof and of any articles supplementary to the charter providing for the classification or reclassification of any shares of capital stock or of any other charter document of the Corporation (unless otherwise provided in any such articles or document), any class or series of stock of the Corporation shall be deemed to rank:

                (1) prior to another class or series either as to dividends or upon liquidation, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable on liquidation, dissolution or winding up, as the case may be, in preference or priority to holders of such other class or series;

                (2) on a parity with another class or series either as to
                    dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation price per share thereof be different from those of such others, if the holders of such class or series of stock shall be entitled to receipt of dividends or amounts distributable upon liquidation, dissolution or winding up, as the case may be, in proportion to their respective dividend rates or redemption or liquidation prices, without preference or priority over the holders of such other class or series; and

                (3) junior to another class or series either as to dividends or upon liquidation, if the rights of the holders of such class or series shall be subject or subordinate to the rights of the holders of such other class or series in respect of the receipt of dividends or the amounts distributable upon liquidation, dissolution or winding up, as the case may be.

SIXTH: The number of directors of the Corporation shall be five, which number may be increased or decreased pursuant to the by-laws of the Corporation, but shall never be less than three (3); and the names of the initial directors who shall act until the first annual meeting or until their successors are duly chosen and qualified is Scott A. Sadaro, Douglas G. Ciocca, David M. Brown, Anthony L. Tocco and Alan M. Farris.

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SEVENTH:  The following provisions are inserted for the purpose of defining, limiting and regulating the powers of the Corporation and of its Board of Directors and stockholders:

        (a) Majority Vote.  Notwithstanding any provision of the General
            --------------
            Corporation Law of the State of Maryland requiring a greater proportion than a majority of the votes entitled to be cast in order to take or authorize action, any such action maybe taken or authorized on any matter upon the concurrence of a majority of the aggregate number of votes entitled to be cast thereon, subject to any applicable requirements of the 1940 Act, or rules or orders of the Securities and Exchange Commission ("SEC").

        (b) Custody of Assets.  Assets of this Corporation may be held by or
            -----------------
            deposited with a bank or trust company or other organization as custodian, pursuant to such requirements as may be prescribed from time to time by the Board of Directors or the by-laws.

        (c) Issuance and Sale of Stock.  Authorized but unissued stock and
            ---------------------------
            treasury stock of the Corporation maybe sold for cash or for securities, from time to time, by authority of the Board of Directors; provided, however, that if the Board of Directors
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            increases the number of shares of stock the Corporation has the authority to issue, the Board of Directors shall file articles supplementary in accordance with the Maryland General Corporation Law prior to the issuance of such increased number of shares of stock. Such stock or treasury stock may be sold without first being offered to stockholders in proportion to their holdings or otherwise. In all such sales the Corporation shall receive not less than the net asset value per share determined as provided by these articles of incorporation, the by-laws and the Board of Directors, but in no event less than the par value per share. In the case of stock sold for other securities, the judgment of the Board of Directors with respect to the value of such other securities shall be conclusive. The Board of Directors may from time to time declare dividends payable in authorized but unissued stock and treasury stock.

        (d) Limitation on Borrowing.  The by-laws of the Corporation, as from
            ------------------------
            time to time amended, may prescribe limitations upon the borrowing of money and pledging of assets by the Corporation.

        (e) Redemption of Shares.  Any stockholder may redeem the stockholder's
            ---------------------
            shares of the Corporation for the net asset value thereof determined as provided by these articles of incorporation, the by-laws and the Board of Directors, by presentation of a written request, duly executed by the record owner, at the office or agency designated by the Corporation. If after giving effect to a request for redemption by a stockholder the aggregate net asset value of his remaining shares shall be less than five thousand dollars ($5000), or such other amount, not to exceed ten thousand dollars ($10,000), as the Board of Directors shall determine, the Corporation shall be entitled upon notice to require the redemption of the remaining shares of such stockholder to the extent that the Corporation lawfully may effect such redemption under the laws of the State of Maryland. The notice shall be in writing personally delivered or deposited in

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            the mail, at least thirty days prior to such redemption.  If mailed, the notice shall be addressed to the stockholder at his post office address as shown on the books of the Corporation, and sent by certified or registered mail, postage prepaid. The price for shares redeemed by the Corporation pursuant to this paragraph shall be paid in cash in an amount equal to the net asset value of such shares, less any applicable redemption fee.

        (f) Payment upon Redemption and Suspension Thereof.  Payment by the
            -----------------------------------------------
            Corporation for shares of stock of the Corporation surrendered to it in proper form for redemption shall be made by the Corporation within seven (7) business days, or such other period as may be required by applicable law, of such surrender out of funds legally available therefor, provided that the Corporation may suspend the right of the holders of stock of the Corporation to redeem shares of stock and may postpone the right of such holders to receive payment for any shares: (i) for any period during which the New York Stock Exchange (the "Exchange") is closed other than customary week-end and holiday closings or during which trading on the Exchange is restricted, as determined by the SEC; (ii) for any period during which an emergency, as determined by the SEC, exists as a result of which disposal by the Corporation of securities owned by it is not reasonably practicable or as a result of which it is not reasonably practicable for the Corporation to fairly determine the value of its net assets; or (iii) for such other periods as the SEC may by order permit for the protection of stockholders of the Corporation.

        (g) Net Asset Value.  The net asset value of a share of the Common Stock
            ----------------
            of the Corporation shall be the quotient obtained by dividing the value of the net assets of the appropriate class (i.e., the value of the total assets of the Class less its liabilities) at the time of the determination by the number of shares of such class outstanding at such time. In determining the value of the assets of each class of shares, securities for which market quotations are readily available shall be valued at market value and other securities and assets shall be valued at fair value as determined in good faith by the Board of Directors, all as prescribed by the by-laws or the Board of Directors.

        (h) Issuing Shares.  The Board of Directors shall have the power to
            ---------------
            authorize the issuance from time to time of shares of stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or classes, whether now or hereafter authorized, for such consideration as may be advisable by the Board of Directors and without any action by the stockholders.

        (i) Name Change.  The Board of Directors shall have the power to change
            ------------
            the name of the Corporation and to change the name or other designation of any class or series of the Corporation's stock, all without any action by the stockholders.

        (j) Fractional Shares.  The Corporation may issue, sell, redeem,
            ------------------
            repurchase, and otherwise deal in and with shares of its stock in fractional denominations to the same extent as its whole shares, and fractional shares shall have proportionately all the

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            rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions, and the right to participate upon liquidation of the Corporation; provided that the issue of shares in fractional denominations shall be limited to such transactions and be made upon such terms as may be fixed by or under authority of the by-laws or the Board of Directors.

        (k) Indemnification.  (1) The Corporation shall indemnify any person who
            ----------------
            is or was a director of the Corporation on or after the date of these articles against reasonable expenses (including attorneys'
            fees), judgments, fines and amounts paid in settlement incurred by such person in connection with any civil, criminal, administrative or investigative action, suit, proceeding or claim (including any action by or in the right of the Corporation or a subsidiary) by reason of the fact that such person is or was serving in such capacity; provided, however, that no such person shall be entitled
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            to any indemnification pursuant to this subsection (1) on account of conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest or to have been committed in bad faith.

                              (2) The Corporation may, to the extent that the
            Board of Directors deems appropriate and as set forth in a by-law or resolution, indemnify any person who is or was an officer, employee or agent of the Corporation or any subsidiary or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against reasonable expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred by such person in connection with any civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the Corporation or a subsidiary) by reason of the fact that such person is or was serving in such capacity; provided, however, that no such person shall be entitled to any
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            indemnification pursuant to this subsection (2) on account of conduct which is finally adjudged to have been knowingly fraudulent or deliberately dishonest or to have been committed in bad faith.

                              (3) The Corporation shall make advances of
            reasonable expenses, including attorneys' fees, incurred prior to the final disposition of a civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the corporation or a subsidiary) to any person to whom indemnification is or may be available under subsection (1); provided, however, that prior to making any advances, the
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            Corporation shall receive a written undertaking by or on behalf of such person to repay such amounts advanced in the event that it shall be ultimately determined that such person is not entitled to such indemnification. The Corporation may, to the extent that the Board of Directors deems appropriate, make advances of reasonable expenses, including attorneys' fees, incurred prior to the final disposition of a civil, criminal, administrative or investigative action, suit, proceeding or claim (including an action by or in the right of the corporation or a subsidiary) to any person to whom indemnification is or may be available under subsection (2);

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            provided, however, that prior to making any advances, the
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            Corporation shall receive a written undertaking by or on behalf of such person to repay such amounts advanced in the event that it shall be ultimately determined that such person is not entitled to such indemnification.

                              (4) The indemnification and other rights provided
            by this Article shall not be deemed exclusive of any other rights to which a person to whom indemnification is or may be otherwise available under these Articles of Incorporation, the by-laws or any agreement, vote of shareholders or disinterested directors or otherwise, may be entitled. The Corporation is authorized to purchase and maintain insurance on behalf of the Corporation or any person to whom indemnification is or may be available against any liability asserted against such person in, or arising out of, such person's status as director, officer, employee or agent of this corporation, any of its subsidiaries or another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) which such person is serving at the request of the Corporation.

                              (5) Each person to whom indemnification is granted
            under subsection (1) of this Article is entitled to rely upon the indemnification and other rights granted hereby as a contract with the Corporation and such person and such person's heirs, executors, administrator and estate shall be entitled to enforce against the Corporation all indemnification and other rights granted to such person by subsections (1) and (3) and this subsection (5) of this paragraph. The indemnification and other rights granted by subsections (1) and (3) and this subsection (5) of this paragraph shall survive amendment, modification or repeal of this Article SEVENTH, and no such amendment, modification or repeal shall act to reduce, terminate or otherwise adversely affect the rights to indemnification granted hereby, with respect to any expenses, judgments, fines and amounts paid in settlement incurred by a person to whom indemnification is granted under subsection (1) of this paragraph with respect to an action, suit, proceeding or claim that arises out of acts or omissions of such person that occurred prior to the effective date of such amendment, modification or repeal.
            Any indemnification granted by the Board of Directors pursuant to subsection (2) of this paragraph, shall insure to the person to whom the indemnification is granted, and such person's heirs, executors, administrator and estate; provided, however, that such
                                       --------  -------
            indemnification may be changed, modified or repealed, at any time or from time to time, at the discretion of the Board of Directors and the survival of such indemnification shall be in accordance with terms determined by the Board of Directors.


EIGHTH: Meetings of stockholders may be held inside or outside the State of Maryland, if the by-laws so provide. The books of the Corporation may be kept (subject to any provisions of law) inside or outside the State of Maryland at such place of places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Elections of directors need not be by ballot unless the by-laws of the Corporation shall so provide.

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NINTH: The Corporation reserves the right to amend, change or repeal any provision contained in these articles of incorporation, in the manner now or hereafter prescribed by law, and all rights conferred upon stockholders herein are granted subject to this reservation.

TENTH: The original by-laws of the Corporation shall be adopted by the initial directors named herein. Thereafter the Board of Directors shall have power to make, alter or repeal by-laws except as the by-laws from time to time in effect may require stockholder action for adoption, alteration or repeal of particular by-law provisions.

ELEVENTH:  The duration of the Corporation shall be perpetual.

        THE UNDERSIGNED, being the incorporator named above, has adopted and signed these articles of incorporation for the purpose of forming the Corporation described herein pursuant to the general Corporation Law of the State of Maryland, and does hereby acknowledge that said adoption and signing are her acts, this 5th day of February, 2004.




                                                             /s/ Rita Kazembe
                                                             -----------------
                                                             Name:  Rita Kazembe
                                                             Title: Incorporator


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